EXHIBIT 11

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A of Fidelity Union Street Trust:
Spartan Arizona Municipal Income Portfolio, Spartan Ginnie Mae Fund, Spartan Maryland Municipal Income Fund, Spartan Short-Intermediate Municipal Fund, Spartan Intermediate Municipal Fund, Spartan Municipal Income Portfolio, Spartan Aggressive Municipal Fund of our reports dated October 2, 1995 and of our report dated October 3, 1995 for Fidelity Export Fund, on the financial statements and financial highlights included in the August 31, 1995 Annual Reports to Shareholders of Spartan Arizona Municipal Income Portfolio, Spartan Ginnie Mae Fund, Spartan Maryland Municipal Income Fund, Spartan Short-Intermediate Municipal Fund, Spartan Intermediate Municipal Fund, Spartan Municipal Income Portfolio, Spartan Aggressive Municipal Fund, and Fidelity Export Fund.
We also consent to the incorporation by reference in this Post-Effective Amendment, of our reports dated September 27, 1995 and October 2, 1995, respectively, on the financial statements and financial highlights included in the Annual Reports to Shareholders of Fidelity Union Street Trust II:
Spartan Municipal Money Fund and Spartan Arizona Municipal Money Market
Portfolio.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
           /s/COOPERS & LYBRAND L.L.P.
           COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
October 23, 1995